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                                                                    EXHIBIT 99.2

                             NATIONWIDE CUSTOM HOMES
                                   QUICK FACTS

1.       WHERE DOES NW GET MOST OF ITS BUSINESS GEOGRAPHICALLY?

                           NC                 39%
                           VA                 35%
                           GA                  8%
                           FL                  3% and growing

2.       WHAT WERE EARNINGS LAST YEAR?

                      Operating                  $5,009K

3.       WHAT WILL PHH GET OUT OF THIS?

         Best name in the modular business, strong management team, profitable company, solid platform for growth.

4.       HOW MANY HOMES DID NW SELL LAST YEAR, YEAR ENDING 12/31/01?

         Total                                  739
         Customer direct-turnkey                119
         Builder                                620

5.       WHAT WAS THE AVERAGE SELLING PRICE/HOME WITHOUT LAND FOR EACH IN #4?

         Customer direct-turnkey          $150,000
         Builder pkg                       $76,000 (wholesale)
                                          $150,000 (retail)

6.       HOW MANY BUILDERS AND HOW MANY STATES DOES NW DO BUSINESS?

         Approximately 200 active builders in 11 states.

7.       WHAT IS THE CURRENT SALES BACKLOG?

         May '02 - $19,319,337

8.       WHAT IS THE CURRENT VOLUME FOR NW AND WHAT IS THE CAPACITY VOLUME AS
         WELL?

         Currently producing 16 homes/week.
         Current capacity 22 homes/week, 20% turnkey and 80% builder.